UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2015 (September 30, 2015)

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-33376	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-3343

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 30, 2015, Saratoga Investment Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of August 12, 2015, the record date for the Annual Meeting, 5,588,754 shares of common stock were eligible to be voted, and 4,256,064 of those shares were voted in person or by proxy at the Annual Meeting. The following matters were submitted at the Annual Meeting to the stockholders for consideration:

1.	To elect Christian L. Oberbeck as a director of the Company, to serve until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To approve a proposal to authorize the Company to sell or otherwise issue the Company’s common stock at an offering price per share to investors that is not less than 85% of the Company’s then current net asset value per share; and

3.	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to elect one director and/or the proposal to sell or issue shares of common stock to investors at a per share price that is less than the Company’s then current net asset value per share.

Proposal 1 — Election of Director

The nominee listed in the Company’s 2015 proxy statement was elected to serve until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Withheld
Christian L. Oberbeck	3,587,117	668,947

Proposal 2 — Issuance of Shares Below Net Asset Value

The proposal to authorize the Company to sell or otherwise issue the Company’s common stock at an offering price per share to investors that is not less than 85% of the Company’s then current net asset value per share was not approved. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions
All Stockholders	3,058,947	1,163,796	33,321
All Stockholders Excluding Affiliates*	992,600	604,097	33,321

*	Of the 5,588,754 shares of the Company’s common stock eligible to vote as of the record date for the Annual Meeting, 2,961,714 shares of the Company’s common stock were held by persons or entities not affiliated with the Company.

Proposal 3 — Adjournment

The proposal to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to a director and/or the proposal to sell or issue shares of common stock to investors at a per share price that is less than the Company’s then current net asset value per share received enough votes to pass. However, the Company’s Board of Directors elected to adhere to the stockholders’ vote on Proposal 2 and withdrew Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: October 2, 2015

	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer